UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Legg Mason ETF Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

620 Eighth Avenue

New York, NY 10018

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be So Registered	Name of the Exchange on Which Each Class is to Be So Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, $0.00001 par value per share, of:
ClearBridge All Cap Growth ETF	The NASDAQ Stock Market, LLC	81-5331866

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-206784

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to Be Registered.

A description of the shares of beneficial interest, $0.00001 par value per share, of ClearBridge All Cap Growth ETF, a series of Legg Mason ETF Investment Trust (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 16 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-206784; 811-23096) filed on April 12, 2017, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1. The Trust’s Amended and Restated Declaration of Trust dated February 15, 2017 is included as Exhibit (a)(4) to Post-Effective Amendment No. 16 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-206784; 811-23096), as filed with the Securities and Exchange Commission on April 12, 2017. The Amended and Restated Designation of Series of Shares of Beneficial Interests of the Trust effective as of February 1, 2017 is included as Exhibit (a)(9) to Post-Effective Amendment No. 12 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-206784; 811-23096), as filed with the Securities and Exchange Commission on February 17, 2017. The Trust’s Amended and Restated Declaration of Trust and the Amended and Restated Designation of Series of Shares of Beneficial Interests are incorporated by reference herein.

2. The Trust’s Bylaws, as amended and restated as of February 15, 2017, are included as Exhibit (b)(3) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-206784; 811-23096), as filed with the Securities and Exchange Commission on April 12, 2017, and are incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 12th day of April, 2017.

Legg Mason ETF Investment Trust

By:	/s/ Jane Trust
Name:	Jane Trust
Title:	President and Chief Executive Officer